FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) /___/

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank) One Wall Street, New York, N.Y. (Address of principal executive offices)	13-5160382 (I.R.S. employer identification no.) 10286 (Zip code)

COLLEGIATE FUNDING OF DELAWARE, L.L.C.
(Depositor of the Issuer of the Notes)

(Exact Name of Co-Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 10304 Spotsylvania Avenue, Suite 100 Fredericksburg, Virginia (Address of principal executive offices)	31-1812121 (I.R.S. employer identification no.) 22408 (Zip code)

Student Loan Asset-Backed Notes
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

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                    Name                                                 Address
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    Superintendent of Banks of the State of                2 Rector Street, New York, N.Y.
    New York                                               10006, and Albany, N.Y. 12203

    Federal Reserve Bank of New York                       33 Liberty Plaza, New York, N.Y, 10045

    Federal Deposit Insurance Corporation                  Washington, D.C. 20429

    New York Clearing House Association                    New York, New York 10005
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits la and lb to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

           Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 29 day of April, 2005.

THE BANK OF NEW YORK By: /s/ Tricia Heintz Name: Tricia Heintz Title: Agent

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                Dollar Amounts
ASSETS                                                                           In Thousands
Cash and balances due from depository
    institutions:
    Noninterest-bearing balances and currency and ......................          $3,866,500
      coin
    Interest-bearing balances ..........................................           8,455,170
Securities:
    Held-to-maturity securities ........................................           1,885,665
    Available-for-sale securities ......................................          20,781,508
Federal funds sold and securities purchased under
    agreements to resell................................................
    Federal funds sold in domestic offices .............................           3,730,007
    Securities purchased under agreements to
    resell .............................................................             847,805
Loans and lease financing receivables:
    Loans and leases held for sale......................................                   0
    Loans and leases, net of unearned
      income ...........................................................          36,195,743
    LESS: Allowance for loan and
      lease losses .....................................................             587,611
    Loans and leases, net of unearned
      income and allowance .............................................          35,608,132
Trading Assets .........................................................           4,174,521
Premises and fixed assets (including capitalized
    leases) ............................................................             949,424
Other real estate owned ................................................                 754
Investments in unconsolidated subsidiaries and
    associated companies ...............................................             268,366
Customers' liability to this bank on acceptances
  outstanding ..........................................................              52,800
Intangible assets
    Goodwill ...........................................................           2,746,404
    Other intangible assets ............................................             758,137
Other assets ...........................................................           8,013,234
                                                                                   ---------
Total assets ...........................................................         $92,138,427
                                                                                 ===========
LIABILITIES
Deposits:
    In domestic offices ................................................         $41,480,131
    Noninterest-bearing ................................................          16,898,525
    Interest-bearing ...................................................          24,581,606
    In foreign offices, Edge and Agreement
      subsidiaries, and IBFs ...........................................          24,028,722
    Noninterest-bearing ................................................             576,431
    Interest-bearing ...................................................          23,452,291
Federal funds purchased and securities sold under
     agreements to repurchase:
    Federal funds purchased in domestic offices ........................           1,040,432
    Securities sold under agreements to
      repurchase .......................................................             491,007
Trading liabilities ....................................................           2,724,930
Other borrowed money:
    (includes mortgage indebtedness and
    obligations under capitalized leases) ..............................           4,780,573
Not applicable
Bank's liability on acceptances executed and
    outstanding ........................................................              54,517
Subordinated notes and debentures ......................................           2,390,000
Other liabilities
                                                                                   6,901,014
                                                                                   ---------
Total liabilities ......................................................         $83,891,326
                                                                                 ===========

Minority interest in consolidated subsidiaries .........................             140,499

EQUITY CAPITAL
Perpetual preferred stock and related
    surplus ............................................................                   0
Common stock ...........................................................          1,13 5,284
Surplus ................................................................           2,087,221
Retained earnings ......................................................           4,892,420
Accumulated other comprehensive income .................................              -8,323
Other equity capital components ........................................                   0
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Total equity capital ...................................................           8,106,602
                                                                                   ---------
Total liabilities, minority interest, and equity
     capital ...........................................................         $92,138,427
                                                                                 ===========

          I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

          We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors